Exhibit 99.1

Armstrong World Industries Announces

$150 Million Accelerated Share Repurchase Program

LANCASTER, Pa., August 2, 2018 (GLOBE NEWSWIRE) – Armstrong World Industries, Inc. (the “Company” or “AWI”) (NYSE:AWI) today announced that it has entered into a $150 million accelerated share repurchase agreement with Deutsche Bank AG.

The accelerated share repurchase agreement was entered into pursuant to the Company’s previously announced expansion of its share repurchase authorization from $400 million to $700 million. The transaction is being funded with proceeds from the Company’s previously announced sale of certain subsidiaries comprising its businesses in Europe, the Middle East and Africa (including Russia) and the Pacific Rim to Knauf International GmbH.

After giving effect to the accelerated share repurchase program, approximately $325 million remains authorized under the Company’s share repurchase authorization for future repurchases. The Company’s share repurchase program duration is unchanged and expires on October 31, 2020.

Vic Grizzle, AWI President and CEO, said, “This transaction and the expanded share repurchase authorization, reflect our commitment to return a majority of the net cash proceeds from the sale of our international businesses to shareholders, as well as our Board’s confidence in our strategic plan and our continued ability to generate significant free cash flow.”

Pursuant to the terms of the accelerated share repurchase agreement, the Company will pay Deutsche Bank AG $150 million in cash and will initially receive approximately 1.8 million shares of the Company’s common stock. The total number of shares of the Company’s common stock to be repurchased under the accelerated share repurchase agreement will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the transaction, less an agreed discount and subject to potential adjustments pursuant to the terms and conditions of the accelerated share repurchase agreement. The final settlement of the transaction under the accelerated share repurchase agreement is expected to occur no later than December 2018.

About Armstrong World Industries Inc.

AWI is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to the Company’s plans with respect to an accelerated share repurchase, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Armstrong World Industries

2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com